SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 17, 2009

JAKKS PACIFIC, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28104 (Commission File Number)	95-4527222 (I.R.S. Employer Identification No.)

22619 Pacific Coast Highway Malibu, California (Address of principal executive offices)	90265 (Zip Code)

Registrant's telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

JAKKS PACIFIC, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
FEBRUARY 20, 2009

ITEMS IN FORM 8-K

		Page

Facing Page		1

Item 5.02	Departure of Directors or Certain Officers;
	Election of Directors; Appointment of Certain
	Officers; Compensatory Arrangements of Certain Officers	3

Signatures		4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2009, our Compensation Committee authorized the payment to each of our Co-Chief Executive Officer, Jack Friedman, and our President and Co-Chief Executive Officer, Stephen Berman, a discretionary cash bonus for 2008 of $250,000 and a $125,000 discretionary cash bonus to our Chief Financial Officer, Joel Bennett.  Our Compensation Committee acted pursuant to the discretionary authority granted it in each of Messrs. Friedman, Berman and Bennett’s employment agreements.

As a condition to their discretionary cash bonus, Messrs. Friedman and Berman have agreed that with respect to the 120,000 restricted shares they each received on January 1, 2009 pursuant to their respective Employment Agreements, sale or transfer of 7,250 shares from the first 60,000 shares of such grant scheduled to vest on January 1, 2010 be restricted for two years from the date of vesting and sale of an additional 7,250 shares from the second tranche of 60,000 shares of such grant initially scheduled to vest on January 1, 2011 (subject to acceleration as provided in the executives’ employment agreements) be restricted for two years from the date that all of such second tranche of 60,000 shares vests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2009	JAKKS PACIFIC, INC.

By: /s/ Joel M. Bennett
Joel M. Bennett
Executive VP and Chief Financial Officer